Exhibit 99.4

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Balance Sheets as of 31 March 2016

in ‘000 €

		31/03/2016	31/12/2015
	Notes	unaudited
ASSETS
Current assets
Cash and cash equivalents		18 099	12 608
Available-for-sale financial asset		15 014	15 019
Trade receivables - net		66 061	68 105
Income tax receivable		2 536	2 224
Receivable from related parties		73	71
Prepaid and other assets		14 520	7 767
Inventories		18 707	17 944
Financial asset at fair value through profit or loss		11 580	—

		146 590	123 738

Non-current assets
Property, plant and equipment		86 979	82 360
Goodwill		171 957	164 511
Other intangible assets		90 806	91 055
Deferred tax assets		17 371	15 956
Other non-current assets		2 913	2 332

		370 026	356 214

Total assets		516 616	479 952

LIABILITIES
Current liabilities
Borrowings	5	4 253	4 767
Trade accounts payable		38 733	36 820
Current tax liability		4 462	4 626
Other current liabilities		42 931	44 651
Customer deposits and prepaid income		32 798	33 534
Provisions		1 381	2 208
Payable to parent company		91	91

		124 649	126 697

Non-current liabilities
Deferred tax liabilities		21 268	19 178
Borrowings	5	341 601	298 616
Other non-current liabilities		56	52
Provisions		986	1 026
Liability for employee rights		5 225	5 250
Borrowing from shareholder and related parties		77 079	75 623
Derivatives financial instruments		5 638	5 201

		451 853	404 946

Total liabilities		576 502	531 643

EQUITY
Capital and reserves attributable to the Company’s equity holders
Share capital		—	—
Share premium		13 618	13 618
Other Reserves		(357)	(352)
Cumulative translation adjustment		9 317	9 649
Accumulated deficit		(82 640)	(74 760)

		(60 062)	(51 845)

Non controlling interests in Equity		176	154

Total deficit		(59 886)	(51 691)

Total liabilities and equity		516 616	479 952

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Statements of Comprehensive Loss as of 31 March 2016

in ‘000 €

	For the 3 months ended	For the 3 months ended
	31/03/2016	31/03/2015
	unaudited	unaudited

Revenues	83 508	82 306

Cost of goods sold	(27 376)	(28 173)

Gross profit	56 132	54 133

Service expenses	(32 066)	(32 194)
Sales & Marketing expenses	(8 544)	(8 497)
General and administration expenses	(6 497)	(6 434)
Amortization of customer portfolio and trademarks	(2 791)	(2 608)
Other operating Income / (Expenses) - net	(3 494)	(4 678)

Income from operations	2 740	(278)

Financial income	911	2 012
Financial expenses	(10 970)	(10 642)

Loss before taxes	(7 319)	(8 908)

Taxation	(539)	(499)

Net loss	(7 858)	(9 407)

Other comprehensive income:

Items that may be reclassified subsequently to profit or loss:

Currency translation adjustment	(332)	23 504

Changes in the fair value of available-for-sale financial assets	(5)	2

Total comprehensive loss	(8 195)	14 099

Net loss attribuable to:
Equity holders of the company	(7 880)	(9 410)
Non controlling interest	22	3

	(7 858)	(9 407)

Total comprehensive loss attribuable to:
Equity holders of the company	(8 217)	14 096
Non controlling interest	22	3

	(8 195)	14 099

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Statements of Cash Flows as of 31 March 2016

in ‘000 €

	31/03/2016	31/03/2015
	unaudited	unaudited
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before taxes on income	(7 319)	(8 908)
Adjustment for:
Depreciation and amortization	8 585	8 156
Amortization of capitalized financial costs	790	1 761
Financial expenses net, included in loss before taxes on income	8 832	6 674
Gain on disposal of property, plant and equipment	196	33
Derivative financial instruments	437	195
Other operating items	(219)	24
Change in fair value of financial asset through or loss	(485)	—

Operating cash flow before working capital changes	10 817	7 935

Changes in operating working capital
(Increase) Decrease in Trade receivables	3 161	(1 980)
Increase in inventories	(475)	(1 356)
Increase in Prepaid and other assets	(4 894)	(2 798)
Increase (Decrease) in Trade accounts payable	3 777	(1 531)
Increase (Decrease) in Other current liabilities and Provision	(4 517)	1 315

Cash flows generated from operating activities	7 869	1 585

Income tax paid	(1 017)	(864)

Net cash flows generated from operating activities	6 852	721

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment (PPE) and software	(5 687)	(6 400)
Proceeds from sale of PPE	404	472
Acquisition of subsidiaries	(18 472)	(39 617)
Deposit on escrow account	—	(28 912)
Purchase of financial asset at fair value through profit or loss	(11 095)	—
Interest received	57	9

Net cash used in investing activities	(34 793)	(74 448)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long term borrowings	—	(54 150)
Proceeds from long-term borrowings (net of borrowing costs)	42 500	121 197
Repayment of other liabilities	(588)
Borrowings from Shareholders	—	500
Interest paid	(8 377)	(3 846)

Net cash provided by / (used in) financing activities	33 535	63 701

Net decrease of cash	5 594	(10 026)

Effect of exchange rate changes	531	950

Cash and cash equivalent at beginning of year	10 013	22 541

Cash, cash equivalents and bank overdrafts at end of period	16 138	13 465

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Statements of Changes in Deficit

in ‘000 €

		Attributable to equity holders of the Company						Total equity
		Share capital	Share premium	Other reserves	Cumulative translation adjustment	Accumulated deficit	Non controlling interests	Total

Balance at 1 January 2016		—	13 618	(352)	9 649	(74 760)	154	(51 691)

Total comprehensive loss		—	—	(5)	(332)	(7 880)	22	(8 195)

Balance at 31 March 2016	(unaudited)	—	13 618	(357)	9 317	(82 640)	176	(59 886)

		Attributable to equity holders of the Company						Total equity
		Share capital	Share premium	Other reserves	Cumulative translation adjustment	Accumulated deficit	Non controlling interests	Total

Balance at 1 January 2015		—	13 430	(1 022)	(1 222)	(43 097)	88	(31 823)

Total comprehensive loss		—	—	2	23 504	(9 410)	3	14 099

Transactions with owners:
Capital surplus from borrowings from shareholders			188					188

Balance at 31 March 2015	(unaudited)	—	13 618	(1 020)	22 282	(52 507)	91	(17 536)

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

1	General information

Hydra Dutch Holdings 1 BV (hereafter “the Company”), a Limited Liability Company incorporated in Amsterdam, The Netherlands, and its subsidiaries (hereafter “the Group”), are active in 19 countries and mainly engaged in Home & Office Delivery (HOD) of water cooler bottles. Additionally, the Group offers customers in most markets a range of direct-marketing products such as water filters and Lavazza coffee products.

2	Basis of preparation of financial statements

2.1 Statement of compliance

These financial statements are the interim condensed consolidated financial statements (hereafter “the interim financial statements”) of the Group for the three month period ended 31 March 2016. They are prepared in accordance with and comply with the International Accounting Standard 34, Interim Financial Reporting.

The interim financial statements include the operations of Hydra Dutch Holdings 1 B.V. and its controlled subsidiaries where control is defined as the power to govern the financial and operating policies of the enterprise so to obtain benefits from its activities. These interim financial statements should be read in conjunction with the annual consolidated financial statements for the year ended 31 December 2015. These interim financial statements are not audited.

2.2 Accounting policies

The accounting policies used in the preparation of these interim financial statements are consistent with those used in the annual consolidated financial statements for the year ended 31 December 2015.

The preparation of interim financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these condensed consolidated interim financial statements, the significant judgements made by management in applying ‘the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the financial statements for the period from 1 January, 2015 to 31 December 2015. Regarding financial asset at fair value through profit or loss, see note 3.2.

Taxes on income in the interim periods are accrued using the tax rate that would be applicable to expected total annual profit or loss.

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

2.3 Business Combination

On 1 February 2016, the Company completed the third stage of the acquisition of the Nestlé Waters Direct (NWD) business in Poland. Due to anti-trust regulations and competition law in Poland we were able to acquire a portion of the NWD Polish business. The remaining assets that were not purchased by us were transferred to a third party company named GetFresh Sp. z o.o. (GetFresh). The overall purchase consideration for the assets transferred to us and the assets transferred to GetFresh amounts to EUR 32.7 million including a recoverable VAT amount of EUR 5.7 million. GetFresh remitted the purchase price by issuing EUR 11.1 million bonds in favor of Eden Springs Europe B.V. The EUR 18.2 million purchase price for the assets transferred to us has been preliminarily assigned to the fair values of assets acquired and liabilities assumed. This third step of the NWD acquisition was entirely funded using borrowings under the revolving credit facility agreement.

In 2016 acquired business contributed revenues of € 1’498 since the acquistion dates. If the acquisitions had occurred on 1 January 2016, the acquired businesses, for the period would have contributed revenues of € 2’246.

Details of net assets acquired and intangibles are as follows:

NWD Poland
Purchase consideration:	31/03/2016
Cash consideration	18 472

Total Purchase Consideration	18 472
Fair Value of Net Assets Acquired	(8 329)

Goodwill	10 143

NWD Poland
Provisional fair values (1)	31/03/2016
Trade receivables	1 879
Prepaid and other current assets	83
Inventories	321
Property, plant and equipment	5 665
Customer portfolio and Trademarks	3 279
Other intangible assets	57
Trade payables	(539)
Other current liabilities	(1 793)
Deferred income tax liabilities	(623)

Total identifiable net assets	8 329

Goodwill	10 143

18 472

(1)	Based on a preliminary purchase price allocation conducted

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

3	Financial risk management and financial instruments

3.1 Financial risk factors

The Group’s activities expose it to a variety of financial risks: foreign currency exchange risk, cash flow interest rates risk, credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group.

The condensed consolidated interim financial statements do not include all financial risk management information and disclosures required in the annual financial statements; they should be read in conjunction with the group’s annual financial statements as at 31 December 2015.

3.2 Fair value estimation

The table below presents financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1).

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2).

•	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3).

	Level 2
Liabilities	31.03.2016	31.12.2015

Derivatives financial instruments	(5 638)	(5 201)

The fair value of the financial asset at fair value through profit or loss is at level 3 measurement . Changes in fair value are classified in other operating expenses net, and amounted to EUR 485 in the three months ended March 31, 2016.

The fair value of available for sale financial asset is at Level 1.

There were no transfers between Levels 1 and 2 during the period, and there were no changes in valuation techniques during the periods

3.3 Valuation techniques used to derive Level 2 fair values

Level 2 trading derivatives comprise interest rate swaps. Interest rate swaps are fair valued using forward interest rates extracted from observable yield curves. The effects of discounting are generally insignifiant for Level 2 derivatives.

3.4 Fair value of financial assets and liabilities measured at amortized cost

The fair value of the senior secured notes as of March 31, 2016 is EUR 294.2 mios.

The fair value of the following financial assets and liabilities approximate their carrying amount:

•	Borrowing from shareholders and related parties

•	Trade and other receivables

•	Other current financial assets

•	Cash and cash equivalents

•	Trade payables and other current liabilities

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

4	Seasonality

The HOD business, in the same way as all other water businesses, is seasonal. The period from May to September represents the peak period for sales and revenues, due to increased consumption of water during the summer months.

5	Borrowings

	31/03/2016	31/12/2015
Non-Current
Senior secured notes and bank borrowings, net	338 668	295 378
Finance lease liabilities	2 934	3 238

	341 601	298 616

Current
Bank borrowings, net	1 961	2 158
Finance lease liabilities	1 154	1 203
Other borrowings	1 138	1 406

	4 253	4 767

Total borrowings	345 854	303 383

On 29 January 2015, Hydra Dutch Holdings 2 B.V. (hereafter “Hydra 2”) successfully issued EUR 160 million of 8% Senior Secured Notes due 15 April 2019 comprising of EUR 35 million of Exchange Notes of the existing EUR 210 million Floating Rate Senior Secured Notes due 2019 and EUR 125 million of New Cash Notes to finance the acquisition of the Nestle Waters Direct water solutions businesses in Germany, the Netherlands, Portugal, Russia and Poland from Nestle Waters as well as repaying in full the utilization of the Bridge facility.

The Notes are redeemable by Hydra 2 at any time prior to their maturity, based on prices and terms stipulated in the Notes agreement which include a make-whole call premium if the Notes are redeemed prior to 1 February 2017.

Therefore, on 29 January 2015, Hydra 2 used the first portion of the proceeds from the New Cash Notes to repay EUR 53.2 million of the Bridge Facility that was partially drawn on 28 November 2014 in connection with the first stage of the acquisition of three of the five Nestle Waters Direct water solutions businesses from Nestle Waters. The closing date for the acquisition of the businesses in the Netherlands, Portugal and Germany occurred on 1 December 2014.

On 2 February 2015, Hydra 2 used a second portion of the proceeds from the New Cash Notes to settle the purchase price for the acquisition of Nestle Waters Direct water solution business in Russia. The remainder of the proceeds from the New Cash Notes was deposited into an Escrow Account held with the Escrow Agent in the name of the Company pursuant to an Escrow Agreement. This remainder of the proceeds from the New Cash Notes was to be used to pay the purchase price for the acquisition of Nestle Waters Direct water solution business in Poland.

As the acquisition of Nestle Water Direct Poland did not occur on or prior to 31 October 2015 (the “Polish NWDE Closing Date”) the Company redeemed EUR 34.9 million in aggregate principal amount of EUR 160 million 8% Senior Secured Notes due 2019 (the “Notes”) at a price equal to 101% of that aggregate principal amount of the Notes plus accrued but unpaid interest on 9 November 2015 (the “Redemption Date”). Following the Redemption Date, the outstanding principal amount of the Notes is EUR 125.1 million.

On 30 October 2015 Hydra 2 secured an increase of the existing Revolving Credit Facility Agreement (the “RCF”) that was entered on 15 April 2014. The RCF increased from an aggregate amount of EUR 45 million to EUR 65 million.

On 1 February 2016, Hydra 2 used additional RCF proceeds to settle the purchase price of Nestle Water Poland that was drawn on 29 January 2016. The total RCF proceeds as of 31 March 2016 is EUR 50 million.

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

6	Segment information

General

The chief operating decision maker of the Group (hereinafter - CODM). The CODM reviews internal reports of the Group to assess performance and for resource allocation. Group management identified operating segments based on those reports.

The CODM reviews the business activity based on geographical regions, and this serves management to assess performance of geographical regions and to allocate resources. European regions have been aggregated since they bear similar economic characteristics and are similar in the nature of products and production processes, types of customers and distribution methods

As of March 31, 2016, the CODM reviews the performance of operating segments in the year ended on that date based on measuring income before financing expenses, financing income, tax, depreciation, amortization, other expenses and income (loss) (operating EBITDA).

Information related to geographical segments:

For the 3 months ended 31/03/2016
	Europe	Israel	Total
Segment income	61 918	21 590	83 508
Operating EBITDA	12 355	2 464	14 819
Capex	3 562	1 721	5 283

For the 3 months ended 31/03/2015
	Europe	Israel	Total
Segment income	62 041	20 265	82 306
Operating EBITDA	10 882	1 674	12 556
Capex	4 263	2 137	6 400

	For the 3 months ended	For the 3 months ended
	31/03/2016	31/03/2015

Operating EBITDA of reporting segments	14 819	12 556
Depreciation and amortization	(8 585)	(8 156)
Other expenses - net	(3 494)	(4 678)

Operating income	2 740	(278)
Financing income	911	2 012
Financing expenses	(10 970)	(10,642)
Taxes on income	(539)	(499)

Net loss	(7 858)	(9 407)

The following is a breakdown of revenue from external customers of the Group’s products:

	For the 3 months ended	For the 3 months ended
	31/03/2016	31/03/2015

Water	66 039	64 727
Coffee	17 469	17 579

	83 508	82 306

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

7	Contingent liabilities and Commitments

The French, German, Israeli and Polish subsidiaries are involved in legal actions in the ordinary course of business. The total amount thereof is approximately € 714. A total provision of € 714 is recorded as of 31 March 2016.

On 25 February 2015 a request for a class action was filed against Mey Eden Bar – First Class Service Ltd. (“MEB”) in the sum of NIS 444 million (approx. € 103.6 million). The plaintiff’s claim is that the UV light in the company’s water bars marketed by MEB did not function as it was supposed to. At this stage, the probabilities of the claim being accepted and that financial resources will be required to discharge the claim, could not be estimated by the company and the company’s lawyers.

On 29 September, 2014 a request for a class action was filed against Mey Eden Bar – First Class Service Ltd. (“MEB”) by a former HOD customer. The plaintiff claims that MEB raised the prices of the HOD dispensers without a proper prior notice, that the total amount of the raises was unreasonably high and that the in some of the raises the notice of the raise was not in line with the actual raise. The plaintiff estimated the total damages to all MEB customers in the sum of NIS 67 million (approx € 15.6 miillion) . On April 6, 2016 the parties signed a settlement agreement in which an expert will be appointed to examine past price increases and check if they were legally carried out. MEB will then compensate its customers in the sum equal to 40% of the total sums that will be found by the expert (“Total COMPENSATION”) plus the plaintiff compensation and legal fees in the amount equal to 20% of the total compensation fee. The agreement was submitted to court for its approval on April 18, 2016. At this stage, the company and the company’s lawyers estimate that the probability that financial resources will be required for the discharge of the liability underlying the Claim, in addition to the Total Compensation set forth in the Agreement, is lower than the probability that no such resources will be required. At this stage, despite the fact that we do not anticipate any critical adverse effect on our business arising from this legal proceeding, we estimate that the total exposure under this claim will range between € 0.2 million and € 0.5 million.

8	Subsequent events

On 7 June 2016 Hydra Luxembourg Holdings S.á.r.l – the shareholders of the Company – has entered into a Share Purchase Agreement to sell the sole issued and outstanding share capital of the Company to Carbon Acquisition Co B.V., a wholly owned subsidiary of Cott Corporation for an amount of EUR 470 million subject to customary adjustments for cash, debt, working capital and other items (the “Acquisition”). The closing of the Acquisition is subject to satisfaction of certain conditions, including receipt of required antitrust approvals, but is not subject to any financing condition. The Share Purchase Agreement is subject to termination if the conditions are not satisfied on or before October 31, 2016, or such later date as the parties may agree.

On 20 June 2016, Hydra Dutch Holdings 1 B.V. had no subsequent event leading to a material modification of the financial statements.